EXHIBIT 10.2
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                                                                  EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement ("AGREEMENT") is entered into as of August 22, 2000, between HOLLYWOOD.COM, INC., a Florida corporation with offices at 2255 Glades Road, Suite 237W, Boca Raton, FL 33431 (the "COMPANY"), ELLIOTT ASSOCIATES, L.P., a Delaware limited partnership ("ELLIOTT"), and WESTGATE INTERNATIONAL, L.P., a Cayman Islands limited partnership ("WESTGATE"). Each of Elliott and Westgate are referred to hereinafter individually as an "INVESTOR" and collectively as the "INVESTORS".

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to that certain Common Stock Investment Agreement, dated the date hereof, among the Company and the Investors (the "INVESTMENT AGREEMENT"), the Company has agreed to sell and issue to the Investors, and the Investors have agreed to purchase from the Company, inter alia, an aggregate of 358,423 shares (the "INITIAL SHARES") of the Company's common stock, $.01 par value ("COMMON STOCK"), and certain warrants, all as more fully specified and subject to the terms and conditions set forth in the Investment Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Investment Agreement and this Agreement, the Company and the Investors agree as follows:

                  1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Investment Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

         "CLOSING" and "CLOSING DATE" shall have the meanings ascribed to such terms in the Investment Agreement.

         "COMMISSION" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "FAIR MARKET VALUE" shall equal the 10 Trading Day average closing trading price of the Common Stock on the principal market for the 10 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any principal market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Holder, or, if the Common Stock is not listed or admitted to trading on the Principal Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Holder.

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         "HOLDER" and "HOLDERS" shall include the Investors and any transferee or transferees of the Purchased Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and the Investment Agreement.

         "MANDATORY REDEMPTION PRICE" shall mean an amount in immediately available funds, on a per share basis, equal to:

         (a) as to the Purchased Shares, the greater of (i) 120% of the Share Purchase Price and (ii) the highest Common Stock closing price on the Principal Market between and including date of the event triggering the right of redemption and the trading day immediately prior to the actual redemption of the Purchased Shares;

         (b) as to the Warrants, the price calculated pursuant to (a) above as applied to the number of Warrant Shares into which the Warrant could be converted as calculated hereunder ("DELIVERABLE SHARES"). For purposes hereof, the number of Deliverable Shares shall equal the product of (x) the number of Warrant Shares with respect to which the Warrant is being surrendered for Deliverable Shares, multiplied by (y) the quotient of (i) the Fair Market Value of Common Stock less the Exercise Price (as such term is defined in the Common Stock Purchase Warrant entered into simultaneously herewith) divided by (ii) by Fair Market Value of Common Stock.

         The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "PURCHASED SHARES" means the Initial Shares, Warrant Shares and the Adjustment Shares issued or issuable for the current or previous Adjustment Periods.

         "REGISTRABLE SECURITIES" shall mean: (i) the Initial Shares; (ii) the Warrant Shares; (iii) the Adjustment Shares; (iv) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (v) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses; provided such securities will cease to be Registrable Securities for purposes of this Agreement if and to the extent they become freely saleable by the Holders pursuant to Rule 144.

         "REGISTRATION EXPENSES" shall mean all expenses to be incurred by the Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a "due diligence" examination of the Company and review of the Registration Statement and related documents, and the expense of any special audits incident


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to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         "REGISTRATION STATEMENT" shall have the meaning set forth in Section 2(a)(i) herein.

         "REGULATION D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

         "SECURITIES ACT" or "ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within "Registration Expenses".

         "TRADING DAY" shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

                  2. Registration Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by any Holder. Such best efforts by the Company shall include, without limitation, the following:

                        (a) The Company shall as expeditiously as possible after the Closing Date (except in the case of (i) below):

                                    (i) Within seventy-five (75) calendar days
                           after the Closing, prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering resales by the Holders of the Registrable Securities ("REGISTRATION STATEMENT"). Thereafter the Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event prior to 100 days following the Closing Date;

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                           provided that if the SEC reviews and gives comments
                           on the Registration Statement requiring changes and amendments thereto before it will declare the Registration Statement effective, then the Company shall use its best efforts to have the Registration Statement and other filings declared effective no later than 130 days following the Closing Date. Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date.

                                    (ii) Prepare and file with the SEC such
                           amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement and promptly notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                                    (iii) Furnish to each Holder such numbers of
                           copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

                                    (iv) Register and qualify the securities
                           covered by such Registration Statement under the securities or "Blue Sky" laws of all domestic jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

                                    (v) Notify each Holder immediately of the
                           happening of any event (but not the substance or details of any such events unless specifically requested by a Holder) as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

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                                    (vi) Notify each Holder immediately of the
                           issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the threat or initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                                    (vii) Permit counsel to the Holders to
                           review and comment upon the Registration Statement and all amendments and supplements thereto within a reasonable period of time (but not less than five (5) full trading days) prior to each filing, and shall not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Registration Statement without prior notice to such counsel.

                                    (viii) List the Registrable Securities
                           covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the Nasdaq National Market System or any exchange or market where the Common Stock is traded.

                                    (ix) Take all steps necessary to enable
                           Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

                        (b) Set forth below in this Section 2(b) are (I) events that may arise that the parties consider will interfere with the full enjoyment by the Investors of their rights under this Agreement and the Investment Agreement (the "INTERFERING EVENTS"), and (II) certain remedies applicable in each of these events.

                            Paragraphs (i) through (iv) of this Section 2(b)
describe the Interfering Events, provide a remedy to the Investors if an Interfering Event occurs and provide that the Investors may require that the Company repurchase outstanding Purchased Shares at a specified price if certain Interfering Events are not timely cured.

                            Paragraph (v) provides, inter alia, that if default
adjustments required as the remedy in the case of certain of the Interfering Events are not provided when due, the Company may be required by the Investors to redeem outstanding Purchased Shares at a specified price.

                            Paragraph (vi) provides, inter alia, that the
Investors have the right to specific performance.

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                            The preceding paragraphs in this Section 2(b) are
meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this
Section 2(b).

                           (i)      Delay in Effectiveness of Registration
                                    Statement.

                                    (A) In the event that such Registration
                           Statement has not been declared effective within the periods specified in Section 2(a)(i), then the Company shall pay each Holder a Monthly Delay Payment (as defined below) for each 30 day period (or portion thereof) that effectiveness of the Registration Statement is delayed. In addition to the foregoing, if for any reason the Registration Statement has not been declared effective within 210 days after the Closing Date, then each Holder shall have the right but not the obligation to sell to the Company, and the Company shall have the obligation to purchase for immediately available funds, at any time after the 210th day after the Closing Date, any or all of its Purchased Shares or Warrants for a per share consideration equal to the applicable Mandatory Redemption Price.

                  (B) As used in this Agreement, a "MONTHLY DELAY PAYMENT" shall be a payment in immediately available funds equal to 1% of the Aggregate Share Purchase Price of the Purchased Shares held by a Holder for the initial 30 day period (or portion thereof) that the specified condition in this Section 2(b) has not been fulfilled or the specified deficiency has not been remedied, and 2% of the Share Purchase Price of the Purchased Shares held by a Holder for each subsequent such 30 day period (or portion thereof) that the specified condition in this
         Section 2(B) has not been fulfilled or the specified deficiency has not been remedied (prorated in each case as appropriate). Payment of the Monthly Delay Payments and Mandatory Redemption Price shall be due and payable from the Company to such Holder within five (5) business days of demand therefor. Without limiting the foregoing, if payment in immediately available funds of the Mandatory Redemption Price is not made within such 5 business day period, the Holder may revoke and withdraw in whole or in part its election to cause the Company to make such mandatory purchase at any time prior to its receipt of such cash, without prejudice to its ability to elect to receive that particular or other Mandatory Redemption Price payments in the future. An Investor may only exercise its right to cause the Company to repurchase at the Mandatory Redemption Price as a result of a particular event or circumstance for a period of 150 days following the later of (i) its receipt of a written notice from the Company informing that Investor of such event or circumstance or (ii) the date on which the Mandatory Redemption Price put right first becomes available to such Investor in

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         respect of such event or circumstance. A failure of an Investor to cause a Mandatory Redemption Price repurchase within such 150 day period shall not limit that Investor's right to cause Mandatory Redemption Price repurchases with respect to any other triggering event or circumstance.

                  (C) Notwithstanding the foregoing, for purposes of determining the Monthly Delay Payment there shall be excluded from the calculation of the number of days that the Registration Statement has not been declared effective, the number of delayed days which are solely attributable to delays due to the Investor not providing the Company with information required for the Registration Statement and requested by the Company, assuming the Company has complied with the timing requirements contained in this Agreement.

                           (ii)     No Listing; Premium Price Redemption for
                                    ----------------------------------------
                                    Delisting of Class of Shares.
                                    -----------------------------

                  (A) In the event that the Company fails, refuses or for any other reason is unable to cause the Registrable Securities covered by the Registration Statement to be listed with Nasdaq National Market System or another Approved Market at all times during the period ("LISTING PERIOD") from the 130th day following the Closing Date until such time as the registration period in Section 5 herein terminates and so long as any share of Common Stock is outstanding, then each Holder shall have the right but not the obligation from time to time to sell to the Company, and the Company shall have the obligation to purchase for immediately available funds, any or all of its Purchased Shares or Warrants at the Mandatory Redemption Price. In the event that the Company is statutorily prohibited from purchasing all Purchased Shares or Warrants submitted for repurchase, the Company shall only be required (as long as such prohibition remains) to purchase a pro rata amount from each Holder based on the number of Purchased Shares or Warrants submitted for repurchase by all Holders. In any case where the Company fails to repurchase any Purchased Shares or Warrant as required, in addition to any other remedies available to the Holders, the Company shall provide to each Holder a Monthly Delay Payment in respect of each Purchased Share or Warrant not so repurchased, for each 30-day period or portion thereof during which such listing is not in effect. The provisions of Section 2(b)(i)(B) shall apply to this
         Section 2(b)(ii)(A).

                  (B) In the event the shares of Common Stock are delisted or otherwise suspended from the Approved Market at any time following the Closing Date and remain delisted or suspended for five (5) consecutive Trading Days, then at the option of each Holder and to the extent such Holder so elects, each Holder shall have the right to sell to the Company the Purchased Shares and Warrants held by such Holder, in whole

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         or in part, for the Mandatory Redemption Price on the terms set forth in Section 2(b)(i)(B) above.

                           (iii) Blackout Periods. In the event any Holder's
                  ability to sell Registrable Securities under the Registration Statement is suspended for more than (i) five (5) consecutive Trading Days or (ii) an aggregate of twenty (20) Trading Days in any twelve (12) month period ("SUSPENSION GRACE PERIOD"), including without limitation by reason of any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (a "BLACKOUT"), then the Company shall provide to each Holder a Monthly Delay Payment for each 30 day period or portion thereof (appropriately prorated) from and after the expiration of the Suspension Grace Period, on the terms set forth in Section 2(b)(i)(B) above. In addition, if at any time following the expiration of the Suspension Grace Period, the Blackout continues for more than five (5) additional consecutive Trading Days, a Holder shall have the right to sell to the Company its Purchased Shares and Warrants, in whole or in part, for the applicable Mandatory Redemption Price on the terms set forth in Section 2(b)(i)(B) above.

                           (iv) Redemption for Exercise Deficiency. In the event
                  that the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to any Holder upon receipt of a notice of exercise of a Warrant from an Investor, or is otherwise unable or unwilling for any reason to issue Common Stock as required by, and in accordance with the provisions of, the Warrants or the Investment Agreement (each, an "EXERCISE DEFICIENCY"), then:

                  (A) The Company shall provide to each Holder a Monthly Delay Payment for each 30 day period or portion thereof (appropriately prorated) following the Exercise Deficiency, on the terms set forth in
         Section 2(b)(i)(B) above.

                  (B) At any time five (5) days after the commencement of the running of the first 30-day period described above in clause (A) of this paragraph (iv), at the request of any Holder, the Company promptly shall purchase from such Holder, and on the terms set forth in Section 2(b)(i)(B) above, the outstanding Warrants to the extent required to be

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         issued but not issuable, in each case as a result of the Exercise
         Deficiency at the Mandatory Redemption Price, on the terms set forth in
         Section 2(b)(i)(B) above.

                  (C) The Holder shall have the right to withdraw any request for redemption hereunder at any time prior to its receipt of the Mandatory Redemption Price.

                            (v) Mandatory Redemption Price for Defaults.
                                ----------------------------------------

                  (A) The Company acknowledges that any failure, refusal or inability by the Company to perform the obligations described in the foregoing paragraphs (i) through (iv) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree, after consulting with counsel, that it is appropriate to include in this Agreement the foregoing provisions for Monthly Delay Payments and mandatory redemptions in order to compensate the Holders for such damages. The parties acknowledge and agree that the Monthly Delay Payments and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such payments and mandatory redemptions are reasonable and will not constitute a penalty.

                  (B) In the event that the Company fails to pay any Monthly Delay Payment within 5 business days of demand therefor, each Holder shall have the right to sell to the Company any or all of its Purchased Shares and Warrants at the Mandatory Redemption Price on the terms set forth in Section 2(b)(i)(B) above.

                  (C) The Holder shall have the right to withdraw any request for redemption hereunder at any time prior to its receipt of the Mandatory Redemption Price.

                           (vi) Cumulative Remedies. The Monthly Delay Payments
                  and mandatory redemptions provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Investment Agreement, the Warrants and this Agreement, including without limitation the right to monetary contract damages and specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the

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                  Holders hereunder without the necessity of posting a bond or surety.

                  (c) If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company. Any such underwriting may only be administered by nationally or regionally recognized investment bankers reasonably satisfactory to the Company.

                  (d) The Company shall enter into such customary agreements for secondary offerings (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions reasonably requested by the Holders in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering:

                           (i) make such representations and warranties to the
                  Holders and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

                           (ii) cause to be delivered to the sellers of
                  Registrable Securities and the underwriter or underwriters, if any, opinions of independent outside counsel to the Company, on and dated as of the effective day (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, and within ninety (90) days following the end of each fiscal year thereafter, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders and the underwriter(s), if any, and their counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and other matters that are customarily given to underwriters in underwritten offerings, addressed to the Holders and each underwriter, if any;

                           (iii) cause to be delivered, immediately prior to the
                  effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), and at the beginning of each fiscal year following a year during which the Company's independent certified public accountants shall have reviewed any of the Company's books or records, a "comfort" letter from the Company's independent certified public accountants addressed to the Holders and each underwriter, if any, stating that such accountants are


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                  independent public accountants within the meaning of the
                  Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; such accountants shall have undertaken in each such letter to update the same during each such fiscal year in which such books or records are being reviewed so that each such letter shall remain current, correct and complete throughout such fiscal year; and each such letter and update thereof, if any, shall be reasonably satisfactory to the Holders;

                           (iv) if an underwriting agreement is entered into,
                  the same shall include customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings; and

                           (v) deliver such documents and certificates as may be
                  reasonably requested by the Holders of the Registrable Securities being sold or by the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any.

                  (e) The Company shall make available for inspection by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders' due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Investment Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

                  (f) Subject to Section 2(b) above, the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission. The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

                  (g) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved Registrable Securities within five (5) business days of any stockholders or directors meeting formally authorizing same and shall use its best efforts to cause such Registration

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Statement to become effective within thirty (30) days of such stockholders meeting. If the Holders receive any Registrable Securities that were not already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below and cause such Registration Statement to become effective within 30 days of that date that the need to file the Registration Statement arose. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for default payments and mandatory redemptions contained herein.

                  3. Expenses of Registration. All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

                  4. Registration on Form S-3. The Company shall use its best efforts to remain qualified for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

                  5. Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such registration effective until the earliest of (a) the second (2nd) anniversary of the Closing Date or (b) the date upon which such Registrable Securities may be sold freely and without limitation by the Holders under Rule 144(k) (provided that the Company's transfer agent has accepted an irrevocable instruction from the Company to such effect, a copy of which shall have been given and be reasonably acceptable to the Holders and their counsel) or (c) the date on which all the Holders have completed the sales described in the Registration Statement relating thereto. As long as an Investor holds any Registrable Securities, the Company shall do all things necessary to make Rule 144 available to the Holders.

                  6. Indemnification.
                     ----------------

                        (a) Company Indemnity. The Company will indemnify each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages, expenses (including the costs of enforcing this provision) and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (1) any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein or
(2) any untrue statement or omission contained in any prospectus, offering circular or other document if the Company shall have delivered to the Holder a revised prospectus, offering circular or other document in which the Company shall have corrected such untrue statement or omission and the Holder shall have failed to deliver such revised prospectus, offering circular or other document to any purchaser. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

                        (b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                        (c) Procedure. Each party entitled to indemnification under this Section 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  7. Contribution. If the indemnification provided for in
Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

                            In no event shall the obligation of any Indemnifying
Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

                            The Company and the Holders agree that it would not
be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Investment Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

                  9. Information by Holders. Each Holder shall furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder.

                  10. Replacement Certificates. The certificate(s) representing the shares of Common Stock held by any Investor (or then Holder) may be exchanged by such Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of shares of Common Stock, as reasonably requested by such Investor (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing the Registrable Securities, and in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or upon surrender and cancellation of such certificate if mutilated, the Corporation will make and deliver, or cause to be made and delivered, a new certificate of like tenor.

                  11. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investors by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a permitted transferee or assignee of Registrable Securities or Warrants, and all other rights granted to the Investors by the Company hereunder may be transferred or assigned to any such transferee or assignee; provided in each case that the Company must be given written notice by the such Investor at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement and such transfer is in compliance with applicable federal and state securities laws.

                  12. Miscellaneous.
                      --------------

                        (a) Remedies. The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of posting a bond or surety, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                        (b) Jurisdiction. EACH OF THE COMPANY AND EACH OF THE INVESTORS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND THE INVESTORS CONSENT TO

PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                        (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to the Company:

                           Hollywood.com, Inc.
                           2255 Glades Road
                           Boca Raton, Florida  33431
                           Telephone:       (561) 998-8000, ext. 250
                           Facsimile:       (561) 998-2974
                           Attention:       General Counsel

                  to the Investors:

                           Elliott Associates L.P.
                           712 Fifth Avenue, 36th Floor
                           New York, New York  10019
                           Telephone:       (212) 974-6000
                           Facsimile:       (212) 586-9457
                           Attention:       Mr. Brett Cohen

                           Westgate International, L.P.
                           712 Fifth Avenue, 36th Floor
                           New York, New York  10019
                           Telephone:       (212) 506-2999
                           Facsimile:       (212) 586-9467
                           Attention:       Mr. Brett Cohen

                  with copies to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue
                           New York, New York 10176
                           Telephone:       (212)986-6000
                           Facsimile:       (212) 986-8866
                           Attention:       Christopher P. Davis, Esq.

Any party hereto may from time to time change its address for notices by giving at least five days' written notice of such changed address to the other parties hereto.

                        (d) Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement, including, without limitation, any enforcement of this indemnity.

                        (e) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

                        (f) Execution in Counterpart. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. Facsimile signatures shall be valid and binding on each party submitting the same.

                        (g) Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investors without their consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees to submit for reasonable review and comment a copy of any public announcement regarding the matters covered by this Agreement or any agreement or document executed herewith to the Investors and any public announcement including the name of the Investors to the Investors, prior to the publication of such announcements.

                        (h) Entire Agreement; Amendment. This Agreement, together with the Investment Agreement, the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be amended, modified or terminated except by a written agreement signed by the Company plus the Holders of two-thirds (2/3) of the Registrable Securities (as if all Warrants were exercised).

                        (i) Governing Law. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT TO THE EXTENT THAT THE LAW OF THE STATE OF DELAWARE REGULATES THE COMPANY'S ISSUANCE OF SECURITIES.

                        (j) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                           HOLLYWOOD.COM, INC.



                           By: /s/ Mitchell Rubenstein
                              ---------------------------
                              Name: Mitchell Rubenstein
                              Title: Chairman and CEO


                        INVESTORS:

                           ELLIOTT ASSOCIATES, L.P.

                           By: /s/ Paul E. Singer
                              ----------------------
                              Name: Paul E. Singer
                              Title: General Partner


                           WESTGATE INTERNATIONAL, L.P.
                           By: ELLIOTT INTERNATIONAL CAPITAL
                               ADVISORS INC.
                               Attorney-in-Fact

                           By: /s/ Paul Singer
                              -------------------
                              Name: Paul Singer
                              Title: President


                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT